UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 20, 2018, Trinity Rail Leasing 2018 LLC, a Delaware limited liability company ("TRL-2018") and a limited purpose, indirect wholly-owned subsidiary of Trinity Industries, Inc. (the "Company"), owned by the Company through the Company's direct wholly-owned subsidiary Trinity Industries Leasing Company ("TILC"), issued (i) an aggregate principal amount of $200,000,000 of TRL-2018's Series 2018-1 Class A-1 Secured Railcar Equipment Notes (the "Class A-1 Notes") and (ii) an aggregate principal amount of $282,500,000 of TRL-2018's Series 2018-1 Class A-2 Secured Railcar Equipment Notes (the “Class A-2 Notes”) (the Class A-1 Notes and the Class A-2 Notes are, collectively, the “Notes”). The Notes were issued pursuant to a Master Indenture, dated June 20, 2018 (the “Indenture”) between TRL-2018 and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"). The Class A-1 Notes bear interest at a fixed rate of 3.82%, are payable monthly, and have a stated final maturity date of June 17, 2048. The Class A-2 Notes bear interest at a fixed rate of 4.62%, are payable monthly, and have a final stated maturity date of June 17, 2048.
The Notes are obligations of TRL-2018 only, secured by a portfolio of railcars and operating leases thereon acquired and owned by TRL-2018 (the "Railcar Portfolio"), certain cash reserves, and other assets of TRL-2018. The Notes were offered and sold in a private placement solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933 and Regulation S thereunder, pursuant to a note purchase agreement as described in the Company's filing under Form 8-K filed June 15, 2018 relating to the Entry into a Material Definitive Agreement.
While the stated final maturity of the Notes is June 17, 2048, cash flow from TRL-2018's assets will be applied, pursuant to the payment priorities of the Indenture, so as to amortize the Notes to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. In addition, the Notes may be subject to acceleration upon the occurrence of certain events of default under the Indenture, including a failure to pay interest on the Notes, and a failure of the Notes to amortize to the extent that, over time, the outstanding principal balance of the Notes were to eventually exceed the depreciated value of the Railcar Portfolio. The decision whether to accelerate or exercise other remedies against TRL-2018 and its assets will be under the control of holders representing a majority of the outstanding principal balance of the Notes.
TRL-2018 purchased the Railcar Portfolio directly from TILC. Net proceeds received from the transaction will be used to repay a portion of the conversion settlement value of the Company’s $449.3 million convertible subordinated notes that were called for redemption at par on June 1, 2018.
As noted above, the Notes are solely the obligations of TRL-2018. TILC has, however, entered into certain agreements relating to its transfer of the Railcar Portfolio to TRL-2018, and the management and servicing of TRL-2018's assets. These agreements contain certain representations, undertakings and indemnities customary for asset sellers and service providers in transactions of this type.

Item 7.01 Regulation FD Disclosure
On June 20, 2018, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
This information is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements. Additionally, the submission of the report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits
(a) - (c) Not applicable
(d) Exhibits
99.1 Press Release, dated June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 20, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer